* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

English translation for reference purpose only
Exhibit 4.8

Supplemental Agreement

Buyer: JingAo Solar Co., Ltd
Address: JingLong Industrial Park, JingLong Street, NingJin, Hebei, China

Seller: Zhejiang Yuhui Solar Energy Source Co. Ltd
Address: No. 8 Baoqun Road, Yao Zhuang Town Industrial Park, Jiashan, Zhejiang

The parties entered into a Sales and Purchase Contract as of August 10, 2007, (Contract No.: YGX0708100001, the “YGX0708100001 Contract”), which sets out the sales and purchase of monocrystalline silicon wafers for the year of 2008, 2009, and 2010; the parties entered into a Sales and Purchase Contract as of December 13, 2007, (Contract No.: YGX0711150001-122, the “YGX0711150001-122 Contract”), which sets out the sales and purchase of mono-crystalline silicon wafers from 2008 to 2013. With respect to the quantity and price, etc. of supply for the third and fourth quarters of 2008 under the above two contracts, the parties, based on negotiations, hereby agree as follows:

1．	The parties adjust the quantity and price of supply for the third and fourth quarters of 2008 under YGX0708100001 Contract and YGX0711150001-122 Contract as follows:

Contract No.	Amount of Prepayment RMB	165mm, 125*125 mono-crystalline		150mm, 125*125 mono-crystalline
		Price（RMB）	Monthly Supply amount（thousand pieces）	Price（RMB）	Monthly Supply amount（thousand pieces）
YGX0708100001	***	***	***	***	***
YGX0711150001-122	***	***	***	***	***
		Total	*** pieces/month	Total	*** pieces/month
Below is clarification for the content in the table:

1）	Price.

The unit price for 150, 125*125 mono-crystalline silicon wafers is *** (tax included), while the unit price for 165mm, 125*125 mono-crystalline silicon wafers is *** (tax included).

2）	Quantity:

Under the YGX0708100001Contract, the monthly supply amount of 150mm, 125*125 mono-crystalline silicon wafers is *** pieces, while the monthly supply amount of 165mm,

No. 36, Jiang Chang San Rd., Zhabei, Shanghai China 200436
TEL: (86 21)60955859	FAX(86 21)60955855	WEBSITE: www.jasolar.com

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

125*125 mono-crystalline silicon wafers is *** pieces, the amount of which shall be supplied evenly. Under the YGX0711150001-122 Contract, the monthly supply amount of 150mm, 125*125 mono-crystalline silicon wafers is *** pieces, while the monthly supply amount of 165mm, 125*125 mono-crystalline silicon wafers is *** pieces, the amount of which shall be supplied evenly. In total, the aggregate supply amount of 165mm, 125*125 mono-crystalline silicon wafers and 150mm, 125*125 mono-crystalline silicon wafers shall be *** and *** pieces, respectively.

3）	Deposit and Prepayment:

The parties hereby acknowledges that, as of the date hereof, the balance of deposit paid by Buyer to Seller under the YGX070810001 Contract and the YGX0711150001-122 Contract are *** and ***, respectively.

4）	In the event that the parties, through negotiation, reach an agreement to adjust the purchase amount of mono-crystalline silicon wafers between the two specifications, the conversion ratio of amount and price of 150mm, 125*125 mono-crystalline silicon wafers to 165mm, 125*125 mono-crystalline silicon wafers shall be ***.

2．
In the event of price fluctuation exceeding ***% of the price of silicon wafers under this Supplemental Agreement during the term hereof, either party shall have the right to request the other party in writing to conduct a negotiation on adjustment of price in the next month upon its full performance of the quantity for the current month. The parties shall agree on an adjusted price within *** business days and enter into a supplemental agreement in writing as an attachment hereto.

3．
The thickness of silicon wafers provided in the YGX0708100001 Contract and the YGX0711150001-122 Contract are 200+/-20μm and 200+/-25μm, respectively. Upon negotiation and agreement by the parties, thickness of silicon wafers under the above two contracts shall be adjusted to 180+/-20μm, which shall be applicable to the supply for the third and fourth quarters of 2008 and supply of other terms under the two contracts.

4．
Matters not provided herein shall be subject to provisions of the YGX0708100001 Contract and the YGX0711150001-122 Contract, while matters specified herein shall be subject to this Supplemental Agreement.

5．	This Supplemental Agreement constitutes an integral part of the YGX0708100001 Contract and the YGX0711150001-122 Contract, and has the same legal effect therewith.

6．	This Supplemental Agreement shall come into effect upon signature by the parties in two counterparts, each of which shall be held by each party.

Buyer	JingAo Solar Co., Ltd	Seller	Zhejiang Yuhui Solar Energy Source Co. Ltd

Signature		Signature

No. 36, Jiang Chang San Rd., Zhabei, Shanghai China 200436
TEL: (86 21)60955859	FAX(86 21)60955855	WEBSITE: www.jasolar.com

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Date	Date

No. 36, Jiang Chang San Rd., Zhabei, Shanghai China 200436
TEL: (86 21)60955859	FAX(86 21)60955855	WEBSITE: www.jasolar.com